Exhibit 10.4
EMPLOYEE MATTERS AGREEMENT
DATED AS OF DECEMBER 19, 2007
BY AND AMONG
QUANEX CORPORATION,
QUANEX BUILDING PRODUCTS LLC
AND
QUANEX BUILDING PRODUCTS CORPORATION

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EMPLOYEE MATTERS AGREEMENT
THIS EMPLOYEE MATTERS AGREEMENT (this “Agreement”) is entered into as of December 19, 2007 by and among Quanex Corporation, a Delaware corporation (“Quanex”), Quanex Building Products LLC, a Delaware limited liability company and a wholly owned subsidiary of Quanex (“Spinco LLC”), and Quanex Building Products Corporation, a Delaware corporation and a wholly-owned subsidiary of Spinco (“Spinco Sub”).
WHEREAS, Quanex intends to transfer or cause to be transferred to Spinco LLC certain assets, which represent its businesses involving the manufacture and sale of aluminum sheet and engineered materials and components primarily used in the United States building products market, and Spinco LLC intends to assume certain liabilities, as contemplated by the Distribution Agreement as defined below (the “Contribution”);
WHEREAS, either before or after the Distribution, Spinco LLC will merge with and into Spinco Sub (the “Spinco Merger”) pursuant to the Spinco Merger Agreement;
WHEREAS, Quanex and Spinco have entered into a Distribution Agreement dated as of the date hereof (the “Distribution Agreement”) pursuant to which and subject to conditions set forth therein, Quanex will distribute (the “Distribution”) on a pro rata basis to the holders as of the Record Date of the outstanding Quanex Common Stock (the “Quanex Stockholders”) either (a) all of the limited liability company interest (the “Membership Interest”) of Spinco LLC (if the Spinco Merger occurs after the Distribution) or (b) the shares of Spinco Sub stock (if the Spinco Merger occurs prior to the Distribution); and
WHEREAS, Quanex, Spinco LLC and Spinco Sub have entered into certain other agreements dated as of the date hereof that will govern matters relating to the Distribution and the relationship of Quanex, Spinco LLC and Spinco Sub following the Distribution;
WHEREAS, pursuant to the Distribution Agreement, Quanex, Spinco LLC and Spinco Sub have agreed to enter into this Agreement for purposes of allocating employees, assets, liabilities, and responsibilities with respect to employee compensation, benefits and other matters between Quanex, Spinco LLC and Spinco Sub; and
WHEREAS, Quanex, Spinco LLC and Spinco Sub have determined to “spinoff” certain assets and liabilities of Quanex employee benefit plans to Spinco employee benefit plans.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE I
DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Affiliate” has the meaning given in the Distribution Agreement.
“Agreement” means this Employee Matters Agreement, and all exhibits and schedules hereto.
“Change in Control Agreements” means the agreements listed on Schedule 1.
“Change in Control Payments” means payments under (i) the Change in Control Agreements, (ii) the Waiver and Release Agreements, (iii) payments due upon the termination of the Quanex Director Plan as provided in Section 9.5, (iv) payments due upon termination of Quanex restricted stock units as provided in Section 10.3, (v) payments of the bonuses as required under Section 11.2(b)(i) and Section 11.2(b)(iii), and (vi) any Section 280G gross-up payments made with respect to any such payment, each as in addition to, and in excess of, the amounts indicated for such payments, if any, on the unaudited balance sheet of Quanex dated October 31, 2007 (attached as Schedule 1 to the Distribution Agreement).
“Closing” has the meaning given in the Merger Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Distribution” has the meaning given in the Recitals of this Agreement.
“Distribution Agreement” has the meaning given in the Recitals of this Agreement.
“Distribution Date” has the meaning given in the Distribution Agreement.
“Distribution Time” means the time at which the Distribution shall be effective under the terms of the Distribution Agreement.
“DOL” means the U.S. Department of Labor.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Estimated Pension Plan Transfer Amount” has the meaning given in Section 6.2(b)(i).
“Final Offering Period Ending Date” has the meaning give in Section 11.1.
“Final Pension Plan Transfer Amount” has the meaning given in Section 6.2(b)(iii).
“Former Quanex Employee” means any individual who, as of the Distribution Time, (a) was formerly employed by Quanex and (b) is not a Spinco Employee.

“Initial Transfer Amount” has the meaning given in Section 6.2(b)(ii).
“IRS” means the U.S. Internal Revenue Service.
“Liability” and “Liabilities” have the meanings given in the Distribution Agreement.
“Merger Agreement” has the meaning given in Section 7.4(b).
“Merger Consideration” has the meaning given in the Merger Agreement.
“Minimum Statutory Tax Withholding Amount” means, with respect to a relevant option or share of restricted stock, the amount the employer is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.
“Option Payments” has the meaning given in Section 10.1(b).
“Parent” has the meaning given in Section 7.4(b).
“Quanex” has the meaning given in the preamble of this Agreement.
“Quanex Bargaining Unit Employee Savings Plan” means the Quanex Corporation Bargaining Unit Employee Savings Plan.
“Quanex Common Stock” has the meaning given in the Distribution Agreement.
“Quanex Deferred Compensation Plan” means the Quanex Corporation Deferred Compensation Plan.
“Quanex Director” means any individual who was a member or former member of the board of directors of Quanex at or before the Distribution Time and who is not a Spinco Director.
“Quanex Director Plan” means the frozen Quanex Corporation Non-Employee Director Retirement Plan.
“Quanex Employee” means collectively, the Retained Quanex Employees and Former Quanex Employees.
“Quanex Employee Liabilities” has the meaning given in Section 3.2(b).
“Quanex Employees Pension Plan” means the Quanex Corporation Employees’ Pension Plan.
“Quanex Group” has the meaning given in the Distribution Agreement.
“Quanex Hourly Savings Plan” means the Quanex Corporation Savings Plan for Hourly Employees.

“Quanex Participant” means any individual who is a Quanex Director, Quanex Employee or former Quanex Employee or a beneficiary, dependent or alternate payee of any of the foregoing.
“Quanex Plans” means the Quanex Employees Pension Plan, Quanex Savings Plan, Quanex Hourly Savings Plan, Quanex Bargaining Unit Employee Savings Plan, Quanex Deferred Compensation Plan, Quanex Supplemental Benefit Plan, Quanex Supplemental Salaried Employees’ Pension Plan, Quanex Severance Plan, Quanex Corporation Employee Stock Purchase Plan, Quanex Corporation Executive Incentive Compensation Plan, Quanex Corporation Long-Term Incentive Plan, Quanex Corporation Management Incentive Plan, Quanex Stock Plans, Quanex Corporation Non-Employee Director Pension Plan, Quanex Corporation Group Health Plan and Quanex Welfare Plans and all other employee benefit plans, policies, agreements and arrangements of Quanex.
“Quanex Rabbi Trust” has the meaning given in Section 9.2(d).
“Quanex Reimbursement Account Plan” has the meaning given in Section 8.1(c).
“Quanex Restricted Stock” means a share of Quanex Common Stock granted pursuant to a Quanex Incentive Plan that is subject to forfeiture restrictions and provided under the applicable plan.
“Quanex Restricted Stock Unit” means a notional restricted stock unit, the value of which is based on a share of Quanex Common Stock and which is granted pursuant to a Quanex Incentive Plan.
“Quanex Savings Plan” means the Quanex Corporation Employees’ 401(k) Savings Plan.
“Quanex SERP Rabbi Trust” has the meaning given in Section 9.4(d).
“Quanex Service Plans” shall mean, collectively, the Quanex Employees Pension Plan, Quanex Hourly Savings Plan, Quanex Bargaining Unit Employee Savings Plan, Quanex Savings Plan, Quanex Severance Plans, the Quanex Corporation Group Health Plan and Quanex Welfare Plans to the extent eligibility for or level of benefits thereunder is dependent upon length of service.
“Quanex Severance Plans” means the Quanex Corporation Severance Allowance Program and the Quanex Corporation Corporate Office-Houston Supplemental Severance Policy.
“Quanex Stock Option” means an option to purchase Quanex Common Stock granted pursuant to a Quanex Stock Plan.
“Quanex Stock Plans” means (a) the Quanex Corporation 2006 Omnibus Incentive Plan; (b) Quanex Corporation 1989 Non-Employee Director Stock Option Plan, (c) Quanex Corporation 1997 Non-Employee Director Stock Option Plan, (d) Quanex Corporation 1987 Non-Employee Director Stock Option Plan, (e) Quanex Corporation 1988 Stock Option Plan, (f) Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, (g) Quanex Corporation 1997 Key Employee Stock Plan and (h) Quanex Corporation Employee Stock Option and Restricted Stock Plan.

“Quanex Stock Purchase Plan” means the Quanex Corporation Employee Stock Purchase Plan.
“Quanex Supplemental Benefit Plan” means the Quanex Corporation Supplemental Benefit Plan.
“Quanex Supplemental Pension Plan” means the Quanex Corporation Supplemental Salaried Employees’ Pension Plan.
“Quanex Welfare Plans” has the meaning given in Section 8.1(a).
“Quanex Vacation Policy” means the Quanex vacation policy.
“Record Date” has the meaning given in the Distribution Agreement.
“Retained Quanex Employee” means any individual who, as of the Distribution Time, (a) is actively employed by, or on an approved leave of absence or layoff with right of recall from, Quanex and (b) is not a Spinco Employee.
“Revised Pension Plan Transfer Amount” has the meaning given in Section 6.2(b)(iii).
“Service Crediting Date” has the meaning given in Section 5.3(b)(i).
“Spinco” means (a) Spinco LLC prior to the effective time of the Spinco Merger and (b) Spinco Sub at and after the effective time of the Spinco Merger.
“Spinco Assets” has the meaning given in the Distribution Agreement.
“Spinco Business” has the meaning given in the Distribution Agreement.
“Spinco CBAs” has the meaning given in Article II.
“Spinco Common Stock” has the meaning given in the Distribution Agreement.
“Spinco Director” means any individual who is a member of the board of directors of Spinco after the Distribution Time.
“Spinco Employee” means (a) any individual employed at the former corporate office of Quanex in Houston at or following the Distribution Time, (b) any individual who is employed by Spinco or its Subsidiaries at or following the Distribution Time and (c) any individual who was (i) a former employee of Quanex or any direct or indirect Subsidiary of Quanex in existence prior to the Distribution Time and (ii) whose employment was primarily associated with the Spinco Business.
“Spinco Employee Liabilities” has the meaning given in Section 3.2(a).
“Spinco Group” has the meaning given in the Distribution Agreement.
“Spinco Hourly Savings Plan” has the meaning given in Section 7.2.

“Spinco LLC” has the meaning given in the preamble of this Agreement.
“Spinco Mirror Plans” has the meaning given in Section 5.1.
“Spinco Participant” shall mean any individual who is a Spinco Employee, a former Spinco Employee, or a beneficiary, dependent or alternate payee of any of the foregoing.
“Spinco Pension Plan” has the meaning given in Section 6.1.
“Spinco Pension Plan Participants” has the meaning given in Section 6.1.
“Spinco Plans” means the Spinco Pension Plan, Spinco Hourly Savings Plan, Spinco Savings Plan, Spinco Severance Plans, SPINCO* Group Health Plan, Spinco Supplemental Benefit Plan, Spinco Supplemental Pension Plan, the Spinco Welfare Plans and all other employee benefit plans, policies, agreements and arrangements of Spinco.
“Spinco Reimbursement Account Plan” has the meaning given in Section 8.1(c).
“Spinco Savings Plan” has the meaning given in Section 7.3(a).
“Spinco Service Plans” shall mean, collectively, the Spinco Pension Plan, Spinco Hourly Savings Plan, Spinco Savings Plan, Spinco Severance Plans, SPINCO* Group Health Plan and the Spinco Welfare Plans to the extent eligibility for or level of benefits thereunder is dependent upon length of service, including the Spinco vacation, sick and retiree medical, dental and life programs.
“Spinco Sub” has the meaning given in the preamble of this Agreement.
“Spinco Supplemental Benefit Plan” has the meaning given in Section 9.4(a).
“Spinco Supplemental Pension Plan” has the meaning given in Section 9.3(a).
“Spinco Severance Plans” has the meaning give in Section 11.3(a).
“Spinco Welfare Plans” has the meaning given in Section 8.1(a).
“Subsidiary” shall mean any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective subsidiaries.
“Third-Party Claim” has the meaning given in the Distribution Agreement.
“Transaction Agreements” has the meaning given in the Distribution Agreement.
“Transition Services Agreement” has the meaning given in the Distribution Agreement.
“True-Up Amount” has the meaning given in Section 6.2(b)(iv).
“Unrestricted Quanex Common Stock” has the meaning given in Section 10.2.
“Waiver and Release Agreements” has the meaning given in Section 4.1.

ARTICLE II
COLLECTIVE BARGAINING AGREEMENTS
As of the Distribution Time, the unions representing the employees of any member of the Spinco Group will continue to represent those employees for purposes of collective bargaining with their respective employers, and the collective bargaining agreements between those Spinco Group members and the unions representing their employees, which are listed on Schedule 2 (the “Spinco CBAs”), shall remain in effect. All and any obligations and Liabilities of any member of the Quanex Group under the Spinco CBAs shall be assumed by, and become the obligations and Liabilities of, and shall be performed by Spinco or one of the members of the Spinco Group, regardless of when or where such obligations and Liabilities arose or arise or were or are incurred, and each member of the Spinco Group agrees to take any and all steps necessary to assume such obligations and Liabilities under the Spinco CBAs.

ARTICLE III
EMPLOYEES; ASSUMPTION OF LIABILITIES
Section 3.1 Employees.
(a) General. Effective as of the Distribution Time, (i) each Spinco Employee who was actively employed by, or on short- or long-term disability, approved leave of absence or layoff with right of recall from, Quanex or any of its Affiliates immediately prior to the Distribution Time, shall become an employee of Spinco and (ii) each Retained Quanex Employee shall continue to be an employee of Quanex or its Affiliate. Except as otherwise expressly provided herein or as required by applicable law, effective as of the Distribution Time each Spinco Employee shall cease to participate in all Quanex Plans. Except as otherwise expressly provided herein, no provision of this Agreement or the other Transaction Agreements shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Spinco Employee or other future, present, or former employee of Quanex or Spinco under any Quanex Plan or otherwise.
(b) No Quanex Severance Payment. Except as otherwise specified in this Agreement, no Spinco Employee will be entitled to receive termination pay, separation pay, salary continuation, severance payments or similar benefits from Quanex or any other entity which, immediately following the Distribution Time, is a member of the Quanex Group.
(c) Termination of Participation in Quanex Plans. Except as otherwise specified in the Agreement, each member of the Spinco Group shall terminate its participation in any and all Quanex Plans and each Spinco Employee shall cease to be a participant in any and all Quanex Plans as of the Distribution Time or at such earlier time as Quanex, in its discretion, may direct.
Section 3.2 Assumption of Liabilities.
(a) Assumption by Spinco. Effective as of the Distribution Time, Spinco and its Affiliates hereby assume and agree to pay, perform, fulfill and discharge, in accordance with their respective terms, as such relate to the Spinco Employees and Spinco Directors, (i) all of the Liabilities relating to, arising out of, or resulting from obligations, Liabilities, and responsibilities expressly assumed or retained by Spinco pursuant to this Agreement, regardless of when or where such Liabilities arose or arise or were or are incurred and (ii) all of the Liabilities relating to or arising from the Spinco Employees and Spinco Directors but excluding any and all of the Liabilities for Spinco Directors and Spinco Employees who were employed at the corporate office in Houston of Quanex to the extent accrued on the unaudited balance sheet as of the Distribution Date (other than any such Liabilities relating to benefits under the Quanex Plans that are assumed by Spinco pursuant to the express terms of the Transaction Agreements) (collectively, the “Spinco Employee Liabilities”).

(b) Liabilities Retained and Assumed by Quanex. All Liabilities relating to or arising from (i) the Quanex Directors, (ii) the Quanex Employees and (iii) Spinco Employees who were employed at the corporate office in Houston of Quanex to the extent accrued on the unaudited balance sheet of Quanex dated as of the Distribution Date (other than any such Liabilities relating to benefits under the Quanex Plans that are assumed by Spinco pursuant to the express terms of the Transaction Agreements), shall be retained by Quanex, and Quanex agrees to pay, perform, fulfill, and discharge in accordance with their respective terms all of such Liabilities, regardless of when or where such Liabilities arose or arise or were or are incurred (“Quanex Employee Liabilities”).
Section 3.3 Transfer of Assets.
Assets, if any, attributable to the Liabilities referenced in the preceding provisions of this Article III shall be allocated (if applicable) as provided in the remaining provisions of this Agreement.
Section 3.4 Non-Solicitation of Employees.
For a period of two years after the Distribution Date, (a) Spinco shall not, and shall cause its Subsidiaries to not, directly or indirectly solicit, hire or assist in soliciting or hiring any Retained Quanex Employee and (b) Quanex shall not, and shall cause its Subsidiaries to not, directly or indirectly, solicit, hire or assist in soliciting or hiring any Spinco Employee (regardless of whether such employee is actively employed at such time); provided that any solicitation or hiring of a Spinco Employee by Quanex or a Quanex Employee by Spinco through general advertising or public solicitations shall not constitute a breach of this Section 3.4.

ARTICLE IV
CHANGE IN CONTROL ARRANGEMENTS
Section 4.1 Waiver and Release Agreements.
Effective as of the Distribution Time, Spinco shall assume the waiver and release agreements by and between Quanex and each of Raymond A. Jean, Kevin P. Delaney, Thomas M. Walker, Paul A. Hammonds, John J. Mannion and Brent A. Korb (collectively, the “Waiver and Release Agreements”) and offer employment to each of the foregoing with (i) the same title, (ii) substantially the same duties and responsibilities, and (iii) a level of base pay and cash incentive bonus opportunities at or higher than each such individual had with Quanex immediately prior to the Distribution Time. Following the Closing, Quanex shall continue to fulfill any remaining obligations it may have under the Waiver and Release Agreements.
Section 4.2 Change in Control Agreements.
Effective as of the Distribution Time, Spinco shall enter into change in control agreements with Raymond A. Jean, Kevin P. Delaney, Thomas M. Walker, Paul A. Hammonds, John J. Mannion and Brent A. Korb substantially identical to the change in control agreements attached as Exhibit A to the Waiver and Release Agreements by and between Quanex and Raymond A. Jean, Kevin P. Delaney, Thomas M. Walker, Paul A. Hammonds, John J. Mannion and Brent A. Korb, respectively. Effective as of the Closing, Quanex shall have no further obligations under the Change in Control Agreements by and between Quanex and Raymond A. Jean, Kevin P. Delaney, Thomas M. Walker, Paul A. Hammonds, John J. Mannion and Brent A. Korb, respectively.
Section 4.3 Spinco Severance Agreements.
Effective as of the Distribution Time, Spinco shall enter into severance agreements with Raymond A. Jean, Kevin P. Delaney, Thomas M. Walker, Paul A. Hammonds, John J. Mannion and Brent A. Korb substantially identical to the severance agreements attached as Exhibit B to the Waiver and Release Agreements by and between Quanex and Raymond A. Jean, Kevin P. Delaney, Thomas M. Walker, Paul A. Hammonds, John J. Mannion and Brent A. Korb, respectively.
Section 4.4 True-Up of Certain Change in Control Payments.
Notwithstanding any other provision of this Agreement to the contrary, the responsibility for the Change in Control Payment shall be allocated between Quanex and Spinco as follows:
(a) Quanex’ Responsibility for Change in Control Payments. Quanex shall be responsible for any and all Change in Control Payments to the extent the amount of the Change in Control Payments does not exceed $2.8 million. If the amount of the Change in Control Payments does not exceed $2.8 million, not later than three (3) business days following the Distribution Time (or such later time as mutually agreed by the parties) Quanex shall pay to Spinco an amount equal to the amount by which $2.8 million exceeds the amount of the Change in Control Payments.

(b) Spinco’s Responsibility for Change in Control Payments. Spinco shall be responsible for any and all Change in Control Payments to the extent the amount of the Change in Control Payments exceeds $2.8 million. If the amount of the Change in Control Payments exceeds $2.8 million, not later than three (3) business days following the Distribution Time (or such later time as mutually agreed by the parties) Spinco shall pay to Quanex an amount equal to the amount by which the amount of the Change in Control Payments exceeds $2.8 million.

ARTICLE V
SPINCO PLANS GENERALLY
Section 5.1 Establishment of Spinco Plans.
Spinco shall have adopted, or shall have caused to be adopted, effective as of the Distribution Time, the SPINCO* Group Health Plan, the Spinco Welfare Plans, Spinco Deferred Compensation Plan, Spinco Supplemental Benefit Plan, Spinco Supplemental Pension Plan, Spinco Savings Plan and Spinco Pension Plan (the “Spinco Mirror Plans”). Spinco or one of its Affiliates shall become the plan sponsor of, and from and after the date of adoption of each Spinco Mirror Plan, shall have sole responsibility for each Spinco Mirror Plan. Each Spinco Mirror Plan shall be substantially identical in all material respects to the corresponding Quanex Plan as in effect immediately prior to the adoption of such Spinco Mirror Plan.
Section 5.2 Terms of Participation by Spinco Employees.
Each of the Spinco Mirror Plans shall be, with respect to Spinco Employees who are participants in such plan, in all respects the successors in interest to and shall recognize all rights and entitlements as of the Distribution Time, under the corresponding Quanex Plan in which such Spinco Employee participated prior to the Distribution Time. Quanex and Spinco agree that Spinco Employees are not entitled to receive duplicative benefits from the Quanex Plans and the Spinco Plans. Spinco and Quanex shall agree on methods and procedures, including amending the respective plan documents, to prevent Quanex Employees and Spinco Employees from receiving duplicative benefits from the Spinco Plans and the Quanex Plans; provided, however, that nothing shall prevent Quanex or Spinco from unilaterally amending the Quanex Plans or the Spinco Plans, as applicable, to avoid any such duplication.
Nothing in this Agreement, other than those provisions specifically set forth herein and the other Transaction Agreements to the contrary, shall preclude Spinco (or, as applicable, any member of the Spinco Group) from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Spinco Plan, any benefit under any Spinco Plan or any trust, insurance policy or funding vehicle related to any Spinco Plan.
Section 5.3 Service Recognition.
(a) Pre-Distribution Service Credit. Spinco shall give each Spinco Participant full credit for purposes of eligibility, vesting, determination of level of benefits, and, to the extent applicable, benefit accruals under any Spinco Plan for such Spinco Participant’s service with any member of the Quanex Group prior to the Distribution Date to the same extent such service was recognized by the applicable Quanex Plans immediately prior to the Distribution Date; provided, that, such service shall not be recognized to the extent that such recognition would result in the duplication of benefits.
(b) Post-Distribution Reciprocal Service Crediting. Each of Quanex and Spinco (acting directly or through their respective Affiliates) shall cause each of the Quanex Service Plans and the Spinco Service Plans, respectively, to provide the following service crediting rules effective as of the Distribution Date:

(i) If a Quanex Employee who participates in any of the Quanex Service Plans becomes employed by a member of the Spinco Group prior to the first anniversary of the Distribution Date (or such later date as mutually agreed to by the parties) (the “Service Crediting Date”) and such Quanex Employee is continuously employed by the Quanex Group from the Distribution Date through the date such Quanex Employee commences active employment with a member of the Spinco Group, then such Quanex Employee’s service with the Quanex Group following the Distribution Date shall be recognized for purposes of eligibility, vesting and level of benefits under the appropriate Spinco Service Plans, in each case to the same extent as such Quanex Employee’s service with the Quanex Group was recognized under the corresponding Quanex Service Plans.
(ii) If a Quanex Employee who participates in any of the Quanex Service Plans becomes employed by a member of the Spinco Group either (A) on or after the Service Crediting Date or (B) without having been continuously employed by the Quanex Group from the Distribution Date through the date such Quanex Employee commences active employment with a member of the Spinco Group, then, except to the extent required by applicable law, such individual’s service with the Quanex Group following the Distribution Date will not be recognized for any purpose under any Spinco Service Plan.
(iii) If a Spinco Employee who participates in any of the Spinco Service Plans becomes employed by a member of the Quanex Group prior to the Service Crediting Date and such Spinco Employee is continuously employed by the Spinco Group from the Distribution Date through the date such Spinco Employee commences active employment with a member of the Quanex Group, then such Spinco Employee’s service with the Spinco Group following the Distribution Date shall be recognized for purposes of eligibility, vesting and level of benefits under the appropriate Quanex Service Plans, in each case to the same extent as such Spinco Employee’s service with the Spinco Group was recognized under the corresponding Spinco Service Plans.
(iv) If a Spinco Employee who participates in any of the Spinco Service Plans becomes employed by a member of the Quanex Group either (A) on or after the Service Crediting Date or (B) without having been continuously employed by the Spinco Group from the Distribution Date through the date such Spinco Employee commences active employment with a member of the Quanex Group, then the corresponding Quanex Service Plans will only take into consideration such individual’s service with the Quanex Group and the Spinco Group, in each case, prior to the Distribution Date and, thus, except to the extent required by applicable law, such Spinco Employee’s service with the Spinco Group following the Distribution Date will not be recognized for any purpose under any Quanex Service Plan.
(v) Nothing herein shall limit Quanex or Spinco or their respective Affiliates from recognizing service in addition to the recognition of service required hereunder.
Section 5.4 Transition Services.
Quanex shall provide transition services to Spinco Group and Spinco shall provide transition services to Quanex Group, each in accordance with the Transition Services Agreement.

ARTICLE VI
QUALIFIED DEFINED BENEFIT PLANS
Section 6.1 Establishment of Spinco Pension Plan. Effective as of the Distribution Time, Spinco shall, or shall have caused one or more members of the Spinco Group to, establish a defined benefit pension plan and related trust to provide retirement benefits to Spinco Participants who immediately prior to the Distribution Time were participants in, or entitled to present or future benefits (except as provided in Section 6.2(e) of this Agreement, whether or not vested) under, the Quanex Employees Pension Plan (such Spinco Participants, the “Spinco Pension Plan Participants”). Spinco shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain and administer the Spinco Pension Plan so that it is qualified under section 401(a) of the Code and that the related trust thereunder is exempt under section 501(a) of the Code. Spinco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Spinco Pension Plan.
Section 6.2 Spinco Pension Plan Participants.
(a) Assumption of Quanex Employees Pension Plan Liabilities. Effective as of the Distribution Time, Spinco (acting directly or through its Affiliates) hereby agrees to cause the Spinco Pension Plan to assume, fully perform, pay and discharge, all Liabilities under the Quanex Employees Pension Plan relating to all Spinco Pension Plan Participants as of the Distribution Time.
(b) Transfer of Quanex Employees Pension Plan Assets.
(i) The parties intend that the portion of the Quanex Employees Pension Plan covering Spinco Pension Plan Participants shall be transferred to the Spinco Pension Plan in accordance with section 414(l) of the Code, Treasury Regulation § 1.414(l)-1, and Section 208 of ERISA. Any surplus assets under the Quanex Employees Pension Plan (i.e., any assets held under the Quanex Employees Pension Plan that are in excess of the assets required to be allocated to the Quanex Employees Pension Plan and the Spinco Pension Plan in accordance with the preceding sentence) shall be transferred to the Spinco Pension Plan in the same proportion as the other assets of the Quanex Employees Pension Plan are transferred to the Spinco Pension Plan in accordance with the succeeding provisions of this subsection (b). Prior to the Distribution Date (or such later time as mutually agreed by the parties), Quanex shall cause the actuary of the Quanex Employees Pension Plan to determine the estimated value, as of the Distribution Date, of the assets to be transferred to the Spinco Pension Plan in accordance with the assumptions and valuation methodology set forth on Schedule 6.2(b) attached hereto (the “Estimated Pension Plan Transfer Amount”).
(ii) Not later than ten (10) business days following the Distribution Date (or such later time as mutually agreed by the parties), Quanex and Spinco (each acting directly or through their respective Affiliates) shall cooperate in good faith to cause an initial transfer of assets from the Quanex Employees Pension Plan to the Spinco Pension Plan in an amount equal (as determined in the discretion of Quanex) to ninety percent (90%) of the Estimated Pension Plan Transfer Amount (such amount, the “Initial Transfer Amount”). Quanex shall satisfy its obligation pursuant to this Section 6.2(b)(ii) by causing the Quanex Employees Pension Plan to transfer assets, in kind, equal to the Initial Transfer Amount.

(iii) Within one hundred twenty (120) days (or such later time as mutually agreed by the parties) following the Distribution Date, Quanex shall cause the actuary of the Quanex Employees Pension Plan to provide Spinco with a revised calculation of the value, as of the Distribution Date, of the assets to be transferred to the Spinco Pension Plan determined in accordance with the assumptions and valuation methodology set forth on Schedule 6.2(b) attached hereto (the “Revised Pension Plan Transfer Amount”). Spinco may submit, at its sole cost and expense, the Revised Pension Plan Transfer Amount to the actuary for the Spinco Pension Plan (which actuary may be the same actuary as retained by the Quanex Plan) for verification; provided, that, such verification process and any calculation performed by the actuary of the Spinco Pension Plan in connection therewith shall be performed solely on the basis of the assumptions and valuation methodology set forth on Schedule 6.2(b) attached hereto. In order to perform such verification, upon request from Spinco, the actuary of the Spinco Pension Plan will receive the data and additional detailed methodology used to calculate the Initial Transfer Amount and the Final Pension Plan Transfer Amount (if reasonably needed) from the actuary of the Quanex Employees Pension Plan. Spinco will be responsible for the cost and expense of the actuary of the Spinco Pension Plan and Quanex will be responsible for the cost and expense for the actuary of the Quanex Employees Pension Plan for such data transfer. If the actuary of the Spinco Pension Plan so determines that the value, as of the Distribution Date, of the assets to be transferred to the Spinco Pension Plan differs from the Revised Pension Plan Transfer Amount, the actuary of the Spinco Pension Plan shall identify in writing to the actuary of the Quanex Employees Pension Plan all objections to the determination within sixty (60) days following provision of the revised value calculation to Spinco pursuant to the first sentence of this paragraph (iii), and the actuaries shall use good faith efforts to reconcile any such difference. If the actuaries fail to reconcile such difference, the actuaries shall jointly designate a third, independent actuary whose calculation of the value, as of the Distribution Date, of the assets to be transferred to the Spinco Pension Plan shall be final and binding; provided, that, such calculation must be performed within sixty (60) days following designation of such third actuary and in accordance with the assumptions and valuation methodology set forth on Schedule 6.2(b) attached hereto; and provided, further, that such value shall be between the value determined by the actuary of the Spinco Pension Plan and the Revised Pension Plan Transfer Amount or equal to either such value. Quanex and Spinco shall each pay one-half of the costs incurred in connection with the retention of such independent actuary. The final, verified value, as of the Distribution Date, of the assets to be transferred to the Spinco Pension Plan as determined in accordance with this Section 6.2(b)(iii) shall be referred to herein as the “Final Pension Plan Transfer Amount.”
(iv) Within thirty (30) days (or such later time as mutually agreed by the parties) of the determination of the Final Pension Plan Transfer Amount, Quanex shall cause the Quanex Employees Pension Plan to transfer to the Spinco Pension Plan (the date of such transfer, the “Final Transfer Date”) an amount (as determined by Quanex in its discretion, in kind, in cash, cash-like securities or other cash equivalents), equal to (A) the Final Pension Plan Transfer Amount minus (B) the Initial Transfer Amount (such difference, as adjusted to reflect earnings or losses as described below, the “True-Up Amount”); provided, that, if the True-Up Amount is negative, Quanex shall not be required to cause any such additional transfer and instead Spinco shall be required to cause a transfer of cash, cash-like securities or other cash equivalents (or, if determined by Quanex in its discretion, assets in kind) from the Spinco Pension Plan to the Quanex Employees Pension Plan in amount equal to the True-Up Amount. The parties acknowledge that the Quanex Employees Pension Plan’s transfer of the True-Up Amount to the Spinco Pension Plan shall be in full settlement and satisfaction of the obligations of Quanex to cause the transfer of, and the Quanex Employees Pension Plan to transfer, assets to the Spinco Pension Plan pursuant to this Section 6.2(b)(iv).

The True-Up Amount shall be paid from the Quanex Employees Pension Plan to the Spinco Pension Plan, as determined by Quanex in its discretion in kind, in cash, cash-like securities or other cash equivalents, and shall be adjusted to reflect earnings or losses during the period from the Distribution Date to the Final Transfer Date. Such earnings or losses shall be determined based on the actual rate of return of the Quanex Employees Pension Plan for the period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last calendar day of the month ending immediately prior to the Final Transfer Date. Earnings or losses for the period from such last day of the month to the Final Transfer Date shall be based on the actual rate of return of the Quanex Employees Pension Plan during the last calendar month ending immediately prior to the Final Transfer Date determined as of the date that is as close as administratively practicable to the Final Transfer Date. If Spinco is obligated to cause the Spinco Pension Plan to reimburse the Quanex Employees Pension Plan pursuant to this Section 6.2(b)(iv), such reimbursement shall be performed in accordance with the same principles set forth herein with respect to the payment of the True-Up Amount. The parties acknowledge that the Spinco Pension Plan’s transfer of such reimbursement amount to the Quanex Employees Pension Plan shall be in full settlement and satisfaction of the obligations of Spinco to cause the transfer of, and the Spinco Pension Plan to transfer, assets to the Quanex Employees Pension Plan pursuant to this Section 6.2(b)(iv).
(c) Form 5310-A. No later than thirty (30) days prior to the Distribution Date, Quanex and Spinco (acting directly or through their respective Affiliates) shall, to the extent necessary, file an IRS Form 5310-A regarding the transfer of assets and Liabilities from the Quanex Employees Pension Plan to the Spinco Pension Plan.
(d) Continuation of Elections. As of the Distribution Date, Spinco (acting directly or through its Affiliates) shall cause the Spinco Pension Plan to recognize and maintain all existing elections, including, but not limited to, beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to Spinco Pension Plan Participants under the Quanex Employees Pension Plan.
(e) Terminated Non-Vested Employees. Notwithstanding anything herein to the contrary, the Quanex Employees Pension Plan will retain all Liabilities (if any) under the Quanex Employees Pension Plan in respect of any Quanex Employee whose employment with the Quanex Group terminated on or before the Distribution Date with no vested benefit under the Quanex Employees Pension Plan, the Spinco Pension Plan will assume all Liabilities (if any) from the Quanex Employees Pension Plan in respect of any Spinco Employee whose employment with the Quanex Group terminated on or before the Distribution Date with no vested benefit under the Quanex Employees Pension Plan.

ARTICLE VII
QUALIFIED DEFINED CONTRIBUTION PLANS
Section 7.1 Quanex Savings Plan and Quanex Bargaining Unit Employee Savings Plan.
At the Distribution Time, to the extent doing so will not adversely affect the tax-qualified status of the Quanex Savings Plan and the Quanex Bargaining Unit Employee Savings Plan, Spinco Employees who are not 100% vested in their benefits in the respective plans, if any, will be 100% vested in their benefits accrued as of such date. Effective as of the Distribution Time, Spinco Employees shall be considered to have incurred a termination of employment for purposes of the Quanex Savings Plan and Quanex Bargaining Unit Employee Savings Plan; provided, however, that, due to the pending transfer of assets and Liabilities with respect to the Spinco Employees from the Quanex Savings Plan to the Spinco Savings Plan as contemplated in Section 7.3(b), a Spinco Employee shall be deemed to have not incurred a termination of employment (unless such employee has also terminated employment after the Distribution Time with Spinco and its Affiliates) for purposes of (i) outstanding loans under the Quanex Savings Plan as of the Distribution Time, (ii) the right to make in-service withdrawals under the Quanex Savings Plan and (iii) the entitlement to distributions upon termination of employment under the Quanex Savings Plan.
Section 7.2 Quanex Hourly Savings Plan.
Effective immediately as of the Distribution Time, Spinco shall assume sponsorship of the Quanex Hourly Savings Plan and its related trust and shall be bound by all of the terms, provisions, limitations and conditions of the Quanex Hourly Savings Plan and its related trust to the same extent as if it had been the original sponsor thereto, and Quanex shall terminate its participation in the Quanex Hourly Savings Plan and transfer the sponsorship of the Quanex Hourly Savings Plan and its related trust to Spinco. Following Spinco’s assumption of sponsorship of the Quanex Hourly Savings Plan, such plan shall be renamed the “SPINCO* Savings Plan for Hourly Employees” (the “Spinco Hourly Savings Plan”). Spinco or one of its Affiliates shall have sole responsibility for the Spinco Hourly Savings Plan.
Section 7.3 Spinco Savings Plan.
(a) Establishment of Spinco Savings Plan. Effective as of the Distribution Time, Spinco shall, or shall have caused one of its Affiliates to, establish a defined contribution plan and trust for the benefit of Spinco Participants who have an account balance under the Quanex Savings Plan immediately prior to the Distribution Time (the “Spinco Savings Plan”). Spinco shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the Spinco Savings Plan so that each is qualified under section 401(a) of the Code and that their related trust(s) is exempt under section 501(a) of the Code. Spinco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the Spinco Savings Plan.

(b) Transfer of Quanex Savings Plan Assets. Not later than sixty (60) days following the Distribution Date (or such later time as mutually agreed by the parties), Quanex shall cause the accounts (including any outstanding loan balances) in the Quanex Savings Plan attributable to Spinco Participants and all of the assets in the Quanex Savings Plan related thereto to be transferred in-kind to the Spinco Savings Plan, and Spinco shall cause the Spinco Savings Plan to accept such transfer of accounts and underlying assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the Quanex Savings Plan relating to the accounts of Spinco Participants (to the extent the assets related to those accounts are actually transferred from the Quanex Savings Plan to the Spinco Savings Plan) as of the date of such transfer. The transfer of assets shall be conducted in accordance with section 414(l) of the Code, Treasury Regulation § 1.414(l)-1, and Section 208 of ERISA.
(c) Continuation of Elections. Subject to Section Section 7.4, as of the Distribution Time, Spinco (acting directly or through its Affiliates) shall cause the Spinco Savings Plan to recognize and maintain all Quanex Savings Plan elections including, but not limited to, deferral, investment, and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Spinco Participants, to the extent such election or designation is available under the Spinco Savings Plan.
(d) Form 5310-A. No later than thirty (30) days prior to the Distribution Date, Quanex and Spinco (each acting directly or through their respective Affiliates) shall, to the extent necessary, file IRS Forms 5310-A regarding the transfer of assets and Liabilities from the Quanex Savings Plan to the Spinco Savings Plan as discussed in this Section 7.3(d).
Section 7.4 Employer Securities.
(a) Spinco Common Stock. Investments in Spinco Common Stock under the Quanex Savings Plan, Quanex Bargaining Unit Employee Savings Plan or Quanex Hourly Savings Plan, respectively, may be maintained on a wasting basis for a period of up to 12 months following the Distribution Time at the end of which time (or as soon as administratively practicable thereafter) such investments, if any, must be liquidated and the proceeds of such liquidations reallocated as determined by the respective administrative committees of such plans.
(b) Quanex Common Stock. Each share, if any, of Quanex Common Stock held under the Quanex Savings Plan, Quanex Bargaining Unit Employee Savings Plan, Quanex Hourly Savings Plan, Spinco Savings Plan and Spinco Hourly Savings Plan shall receive the same treatment as each other share of Quanex Common Stock in accordance with the terms of the Agreement and Plan of Merger among Gerdau S.A. (“Parent”), Gerdau Delaware, Inc. and Quanex Corporation dated November 18, 2007 (the “Merger Agreement”).
Section 7.5 Contributions as of the Distribution Time. All contributions payable to the Quanex Savings Plan and Quanex Hourly Savings Plan with respect to employee deferrals and contributions, matching contributions and other contributions for Spinco Participants through the Distribution Time, determined in accordance with the terms and provisions of the Quanex Savings Plan, the Quanex Hourly Savings Plan, ERISA and the Code, shall be paid by Quanex to the Quanex Savings Plan and Quanex Hourly Savings Plan, as applicable, prior to the date of the asset transfer described in Section 7.3(b) of this Agreement.

ARTICLE VIII
HEALTH AND WELFARE PLANS
Section 8.1 Health And Welfare Plans Maintained By Quanex Prior To The Distribution Date.
(a) Establishment of the Spinco Welfare Plans. Quanex or one or more of its Affiliates maintain the Quanex Corporation Group Health Plan and other health and welfare plans for the benefit of eligible Quanex Participants and Spinco Participants (collectively, the “Quanex Welfare Plans”). Effective as of the Distribution Time, Spinco shall, or shall cause a Spinco Affiliate to, adopt, for the benefit of eligible Spinco Participants, health and welfare plans, the terms of which are substantially identical to the applicable terms of the Quanex Welfare Plans as in effect immediately prior to the Distribution Time (collectively, the “Spinco Welfare Plans”).
(b) Terms of Participation in Spinco Welfare Plans. Spinco (acting directly or through its Affiliates) shall cause all Spinco Welfare Plans to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to Spinco Participants, other than limitations that were in effect with respect to Spinco Participants as of the Distribution Time under the Quanex Welfare Plans, (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Spinco Participant following the Distribution Time to the extent such Spinco Participant had satisfied any similar limitation under the analogous Quanex Welfare Plan and (iii) credit towards the deductibles, copayments or other expenses for the year in which the Distribution Time occurs any amounts paid by the Spinco Participants as deductibles, copayments and other expenses under the corresponding Quanex Welfare Plans, respectively, during the year in which the Distribution Time occurs. Spinco shall provide that Spinco Participants shall initially be eligible for participation in and benefits under Spinco retiree welfare plans on the same basis under which they were eligible for participation in and benefits under the Quanex retiree welfare plans immediately before the Distribution.
(c) Reimbursement Account Plan. Effective as of the Distribution Time, Spinco (acting directly or through its Affiliates) shall have established a health and dependent care reimbursement account plan (the “Spinco Reimbursement Account Plan”) with features that are substantially identical to those contained in the health and dependent care reimbursement account plan maintained by Quanex for the benefit of Spinco Participants immediately prior to the Distribution Time (the “Quanex Reimbursement Account Plan”).
(i) With respect to Spinco Participants, Spinco (acting directly or through its Affiliates) shall assume responsibility for administering under the Spinco Reimbursement Account Plan all reimbursement claims of Spinco Participants with respect to the plan year in which the Distribution Date occurs, whether arising before, on, or after the Distribution Date. Spinco shall take all actions necessary and legally permissible to ensure that the Spinco Reimbursement Account Plan provides that as of the Distribution Time and for the plan year in which the Distribution Date occurs, but not for any specific time thereafter, (A) the Spinco Participants shall become participants in the Spinco Reimbursement Account Plan as of the beginning of the Quanex Reimbursement Account Plan’s plan year and at the level of coverage provided under the Quanex Reimbursement Account Plan; (B) the Spinco Participants’ salary reduction elections under the Quanex Reimbursement Account Plan, if any, shall be taken into account for the remainder of the Spinco Reimbursement Account Plan plan year as if made under the Spinco Reimbursement Account Plan; and (C) the Spinco Reimbursement Account Plan shall reimburse medical expenses incurred by the Spinco Participants at any time during the Quanex Reimbursement Account Plan’s plan year (including claims incurred prior to the Distribution Time but unpaid prior to the Distribution Time), up to the amount of the Quanex Reimbursement Account Plan Participants’ elections and reduced by amounts previously reimbursed by the Quanex Reimbursement Account Plan.

(ii) Quanex will make available to Spinco, no less than five calendar days prior to the Distribution Date, a list of individuals who will become Spinco Employees as of the Distribution Time and who are participants in the Quanex Reimbursement Account Plan, together with the elections made prior to the Distribution Time with respect to such accounts through the Distribution Time.
(d) Continuation of Elections. As of the Distribution Time, Spinco (acting directly or through its Affiliates) shall cause the Spinco Welfare Plans to recognize and maintain all elections and designations (including all coverage and contribution elections and beneficiary designations) made by Spinco Participants under, or with respect to, the Quanex Welfare Plans and apply such elections and designations under the Spinco Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the corresponding Spinco Welfare Plan.
(e) COBRA and HIPAA. Effective as of the Distribution Time, Spinco (acting directly or through its Affiliates) shall assume, or shall have caused the Spinco Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to eligible Spinco Participants. Quanex (acting directly or through its Affiliates) shall be responsible for administering compliance with any certificate of creditable coverage requirements of HIPAA or Medicare applicable to the Quanex Welfare Plans with respect to Spinco Participants. The parties hereto agree that neither the Distribution nor any transfers of employment that occur as of the Distribution Time shall constitute a COBRA qualifying event for purposes of COBRA; provided, that, in all events, Spinco (acting directly or through its Affiliates) shall assume, or shall have caused the Spinco Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to those Quanex Employees whose employment is transferred directly from the Quanex Group to the Spinco Group as of the Distribution Time to the extent such individual was, as of the day prior to such transfer of employment, covered under a Quanex Welfare Plan.
(f) Liabilities.
(i) Insured Benefits. With respect to employee welfare and fringe benefits that are provided through the purchase of insurance, Quanex shall cause the Quanex Welfare Plans to fully perform, pay and discharge all claims of Spinco Participants that are incurred at or before the Distribution Time and Spinco shall cause the Spinco Welfare Plans to fully perform, pay and discharge all claims of Spinco Participants that are incurred after the Distribution Time.

(ii) Self-Insured Benefits. With respect to employee welfare and fringe benefits that are provided on a self-insured basis, (A) Quanex (acting directly or through its Affiliates) shall fully perform, pay and discharge, under the Quanex Welfare Plans, all claims of Spinco Participants who are Spinco Employees that are incurred but not paid at or before the Distribution Time, and (B) Spinco (acting directly or through its Affiliates) shall fully perform, pay and discharge, under the Spinco Welfare Plans, after the Distribution Time, all claims of Spinco Participants who are Spinco Employees that are incurred after the Distribution Time.
(iii) Incurred Claim Definition. For purposes of this Section 8.1(f), a claim or Liability is deemed to be incurred (A) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; (C) with respect to disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability; and (D) with respect to a period of continuous hospitalization, upon the date of admission to the hospital.
(iv) Treatment of Other Liabilities, Recoveries and Adjustments. For purposes of applying the claim Liability provisions of clause (iii) above as it relates to retiree medical and dental claims: (A) recoveries made by the Quanex Welfare Plans or Quanex with respect to claims incurred at or before the Distribution Time, including subrogation/reimbursement recoveries, claim adjustment recoveries and demutualization proceeds, shall be taken into account as positive claim adjustments; and (B) other non-routine claim Liabilities paid by the Quanex Welfare Plans or Quanex with respect to claims incurred prior to the Distribution Time, including Medicare Secondary Payer Liability, shall be taken into account as claim Liabilities.
(v) Claim Experience. Notwithstanding the foregoing, the parties (acting directly or through their Affiliates) shall take any action necessary to ensure that any claims experience under the Quanex Welfare Plans attributable to Spinco Participants shall be allocated to the Spinco Welfare Plans.
Section 8.2 Leave of Absence Programs.
Effective as of the Distribution Time, Spinco shall be responsible for the administration and compliance of all leaves of absences and related programs (including compliance with the Family and Medical Leave Act) affecting Spinco Employees following the Distribution Time.
Section 8.3 Time-Off Benefits.
Spinco shall credit each Spinco Participant with the amount of accrued but unused vacation time, sick time and other time-off benefits as such Spinco Participant had with the Quanex Group as of the Distribution Time. Notwithstanding the above, Spinco shall not be required to credit any Spinco Participant with any accrual to the extent that a benefit attributable to such accrual is provided by the Quanex Group.

ARTICLE IX
NONQUALIFIED PENSION PLANS
Section 9.1 Generally.
(a) Except as provided under this Article IX, Quanex shall retain all Liabilities for any benefits accrued by Quanex Participants or Spinco Participants under the Quanex Deferred Compensation Plan, the Quanex Supplemental Salaried Employee’s Pension Plan, the Quanex Supplemental Benefit Plan, and the Quanex Director Plan.
Section 9.2 Quanex Corporation Deferred Compensation Plan.
(a) Establishment of Spinco Deferred Compensation Plan. Effective as of the Distribution Time, Spinco shall, or shall cause one of its Affiliates to, establish a non-qualified deferred compensation plan and rabbi trust to benefit Spinco Participants who have accrued, or were eligible to accrue, benefits under the Quanex Deferred Compensation Plan immediately prior to the Distribution Time, the terms of which are substantially identical to the terms of the Quanex Deferred Compensation Plan and its related rabbi trust as in effect immediately prior to the Distribution Time (the “Spinco Deferred Compensation Plan”). Effective as of the Distribution Time, Spinco hereby agrees to cause the Spinco Deferred Compensation Plan to assume responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the Quanex Deferred Compensation Plan with respect to all Spinco Participants therein and Spinco Directors covered thereby. Spinco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Spinco Deferred Compensation Plan.
(b) Deemed Investments in Quanex Common Stock. Each unit deemed invested in Quanex Common Stock under the Quanex Deferred Compensation Plan or Spinco Deferred Compensation Plan, shall, as of the Closing, be deemed liquidated and cancelled. The account of each Quanex Participant or Spinco Participant in the Quanex Deferred Compensation Plan or Spinco Deferred Compensation Plan who have amounts deemed invested in Quanex Common Stock shall, as of the Closing, be credited with an amount equal to the product of (x) the total number of shares in such Participant’s account deemed invested in Quanex Common Stock times the sum of (y) the Merger Consideration and (z) the closing sales price of a share of Spinco Stock on the Distribution Date as reported on the Exchange (as defined in the Distribution Agreement). The amounts credited to a Quanex Participant’s or Spinco Participant’s accounts under this Section 9.2(b) shall be allocated proportionately among the remaining deemed investments in such participants accounts and thereafter be subject to the terms and conditions of the respective plans.
(c) Vesting. At the Distribution Time, Spinco Participants and Quanex Participants who are not 100% vested in their benefits in the Quanex Deferred Compensation Plan will be 100% vested in their benefits accrued as of such time.

(d) Transfer of Rabbi Trust Assets. Not later than ten (10) days following the Distribution Date (or such later time as mutually agreed by the parties), Quanex shall cause the accounts in the Quanex Deferred Compensation Plan attributable to Spinco Participants and a certain portion (as determined below) of the assets in the rabbi trust that are used to fund the accounts of Spinco Participants in the Quanex Deferred Compensation Plan (the “Quanex Rabbi Trust”) to be transferred in-kind to the Spinco Deferred Compensation Plan, and Spinco shall cause the Spinco Deferred Compensation Plan to accept such transfer of accounts and underlying assets. Prior to the Distribution Date (or such later time as mutually agreed by the parties), Quanex shall cause the record keeper of the Quanex Deferred Compensation Plan to determine the estimated value, as of the Distribution Time, of the Liabilities under the Quanex Deferred Compensation Plan and the Spinco Deferred Compensation Plan and the trustee of the Quanex Rabbi Trust to determine the estimated value, as of the Distribution Time, of the assets maintained in the Quanex Rabbi Trust. At or prior to the Distribution Date(or such later time as mutually agreed by the parties), Quanex shall direct the trustee of the Quanex Rabbi Trust to transfer to the Spinco Deferred Compensation Plan an amount equal to the assets in the Quanex Rabbi Trust as of the Distribution Time multiplied by a fraction, the numerator of which is the amount of Liabilities transferred to the Spinco Deferred Compensation Plan at the Distribution Time and the denominator of which is the sum of the amount of Liabilities transferred to the Spinco Deferred Compensation Plan at the Distribution Time and the amount of Liabilities retained under the Quanex Deferred Compensation Plan at the Distribution Time. Each share, if any, of Quanex Common Stock held in the Quanex Rabbi Trust or trust that is used to fund the Spinco Deferred Compensation Plan shall be considered as held on behalf of third parties and shall receive the same treatment as each other share of Quanex Common Stock in accordance with the terms of the Merger Agreement.
Section 9.3 Quanex Corporation Supplemental Salaried Employees’ Pension Plan
(a) Establishment of Spinco Supplemental Pension Plan. Effective as of the Distribution Time, Spinco shall, or shall cause one of its Affiliates to, establish a non-qualified deferred compensation plan to benefit Spinco Participants who have accrued, or were eligible to accrue, benefits under the Quanex Supplemental Pension Plan immediately prior to the Distribution Date, the terms of which are substantially identical to the terms of the Quanex Supplemental Pension Plan as in effect immediately prior to the Distribution Time (the “Spinco Supplemental Pension Plan”). Effective as of the Distribution Time, Spinco hereby agrees to cause the Spinco Supplemental Pension Plan to assume responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the Quanex Supplemental Pension Plan with respect to all Spinco Participants therein. Spinco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Spinco Supplemental Pension Plan.
(b) Continuation of Elections. As of the Distribution Time, Spinco (acting directly or through an Affiliate) shall cause the Spinco Supplemental Pension Plan to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to Spinco Participants under the Quanex Supplemental Pension Plan to the extent such elections or designations are available under the Spinco Supplemental Pension Plan until a new election that by its terms supersedes such original election is made by the Spinco Participant in accordance with applicable law and the terms and conditions of the Spinco Supplemental Pension Plan.
(c) No Vesting. The establishment of the Spinco Supplemental Pension Plan shall not affect the vesting, accrual or payment of any benefits to any Spinco Participants and Quanex Participants under the Quanex Supplemental Salaried Employees’ Pension Plan or the Spinco Supplemental Salaried Employees’ Pension Plan.

Section 9.4 Quanex Corporation Supplemental Benefit Plan
(a) Establishment of Spinco Supplemental Benefit Plan. Effective as of the Distribution Time, Spinco shall, or shall cause one of its Affiliates to, establish a non-qualified deferred compensation plan and rabbi trust to benefit Spinco Participants who have accrued, or were eligible to accrue, benefits under the Quanex Supplemental Benefit Plan immediately prior to the Distribution Time, the terms of which are substantially identical to the terms of the Quanex Supplemental Benefit Plan and its related rabbi trust as in effect immediately prior to the Distribution Time (the “Spinco Supplemental Benefit Plan”). Effective as of the Distribution Time, Spinco hereby agrees to cause the Spinco Supplemental Benefit Plan to assume responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the Quanex Supplemental Benefit Plan with respect to all Spinco Participants therein. Spinco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Spinco Supplemental Benefit Plan.
(b) Continuation of Elections. As of the Distribution Time, Spinco (acting directly or through an Affiliate) shall cause the Spinco Supplemental Benefit Plan to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to Spinco Participants under the Quanex Supplemental Benefit Plan to the extent such elections or designations are available under the Spinco Supplemental Benefit Plan until a new election that by its terms supersedes such original election is made by the Spinco Participant in accordance with applicable law and the terms and conditions of the Spinco Supplemental Benefit Plan.
(c) No Vesting. The establishment of the Spinco Supplemental Benefit Plan shall not affect the vesting, accrual or payment of any benefits to any Spinco Participants and Quanex Participants under the Quanex Supplemental Benefit Plan or the Spinco Supplemental Benefit Plan, respectively.
(d) Transfer of Quanex SERP Rabbi Trust Assets. On or prior to the Distribution Time (or such later time as mutually agreed by the parties), Quanex shall cause the company-owned life insurance policies that cover any Spinco Participant that are held in the rabbi trust that is used to fund the Quanex Supplemental Benefit Plan (the “Quanex SERP Rabbi Trust”) to be assigned to the Spinco Supplemental Benefit Plan and its related trust, and shall direct the trustee of the Quanex SERP Rabbi Trust to transfer in-kind such policies to the Spinco Supplemental Benefit Plan. On or prior to the Distribution Time (or such later time as mutually agreed by the parties), Spinco shall cause the Spinco Supplemental Benefit Plan and its related trust to accept such assignment and transfer.
Section 9.5 Quanex Director Plan.
The Quanex Director Plan shall be terminated effective as of the Closing. Quanex shall retain all Liabilities for any benefits accrued by Quanex Directors under the Quanex Director Plan. Each participant under the Quanex Director Plan shall be entitled to a lump sum distribution of his or her accrued benefits, (discounted using the annual interest rate on 30-year Treasury securities as specified by the Secretary of Treasury for the month of August 2007 or the month immediately preceding the month in which the Closing occurs if that would result in a larger distribution), as soon as practicable following the Closing (but in no event later than ten business days after the Closing).

ARTICLE X
LONG-TERM INCENTIVE AWARDS
Section 10.1 Quanex Options
(a) Cancellation and Payment. Effective as of the Distribution Time, each Quanex Stock Option shall become 100% vested. Each Quanex Stock Option that is outstanding immediately prior to the Distribution Time shall be cashed out and then cancelled as provided for in the Merger Agreement.
(b) Stock Option True-Up of Payments. Notwithstanding any other provision of this Agreement to the contrary, the responsibility for payments under Section 10.1(a) (“Option Payments”) shall be allocated between Quanex and Spinco as follows:
(i) Quanex’ Responsibility for Option Payments. Quanex shall be responsible for any and all Option Payments to the extent the amount of the Option Payments does not exceed $40.6 million. If the amount of the Option Payments does not exceed $40.6 million, not later than three (3) business days following the Distribution Time (or such later time as mutually agreed by the parties), Quanex shall pay to Spinco an amount equal to the amount by which $40.6 million exceeds the Option Payments.
(ii) Spinco’s Responsibility for Option Payments. Spinco shall be responsible for any and all Option Payments to the extent the amount of the Option Payments exceeds $40.6 million. If the amount of the Option Payments exceeds $40.6 million, not later than three (3) business days following the Distribution Time (or such later time as mutually agreed by the parties), Spinco shall pay to Quanex an amount equal to the amount by which the amount of the Option Payments exceeds $40.6 million.
Section 10.2 Quanex Restricted Stock.
Effective immediately prior to the Record Date, each outstanding share of Quanex Restricted Stock shall be 100% vested and all restrictions thereon shall lapse immediately prior to the Record Date (“Unrestricted Quanex Common Stock”). For the avoidance of doubt, the parties acknowledge that Unrestricted Quanex Common Stock shall be Quanex Common Stock for purposes hereof and the holder of such stock shall be a holder of Quanex Common Stock on the Record Date. Accordingly, the holders of each share of Unrestricted Quanex Common Stock shall receive the consideration provided under the Distribution Agreement to all other shareholders of Quanex Common Stock as determined on the Record Date and thereafter receive the same treatment as each other share of Quanex Common Stock in accordance with the terms of the Merger Agreement.
Quanex shall satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of any shares of Unrestricted Quanex Common Stock by delivering to the holder a reduced number of shares of Quanex Common Stock in the manner specified herein. At the time of vesting of such shares, Quanex shall (a) calculate the amount of the Minimum Statutory Tax Withholding Amount on the assumption that all such shares of Quanex Common Stock vested under the award are made available for delivery, (b) reduce the number of such shares of Quanex Common Stock made available for delivery so that the fair market value of the shares of Quanex Common Stock withheld on the vesting date approximates the Minimum Statutory Tax Withholding Amount and (c) in lieu of the withheld shares of Quanex Common Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the holder, in the amount of the Minimum Statutory Tax Withholding Amount.

Section 10.3 Quanex Restricted Stock Units.
Each Quanex Restricted Stock Unit held by a Quanex Director that is outstanding immediately prior to the Closing shall be cashed out and then cancelled as provided for in the Merger Agreement.
Section 10.4 Amendments.
Prior to the Distribution Date, Quanex shall take such actions as may be required to effect this Article, including amending the applicable Quanex Stock Plans and award agreements as necessary.
Section 10.5 SEC Registration.
The parties mutually agree to use commercially reasonable efforts to maintain effective registration statements with the SEC with respect to the long-term incentive awards described in this Article X, to the extent any such registration statement is required by applicable law.

ARTICLE XI
ADDITIONAL COMPENSATION MATTERS
Section 11.1 Quanex Stock Purchase Plan.
Quanex and Spinco Employees will continue to participate in the Quanex Stock Purchase Plan through the last payroll date immediately preceding the Distribution Time, or such earlier time as determined by Quanex (the “Final Offering Period Ending Date”). Spinco shall pay to Quanex, within five days following the close of such offering period, the fair market value of the shares of Quanex Common Stock purchased under the Quanex Stock Purchase Plan during the offering period on behalf of Spinco Employees, less any amounts contributed under the Quanex Stock Purchase Plan through salary reductions by the Spinco Employees for such offering period. For this purpose, the fair market value of a share of Quanex Common Stock shall be the closing price of Quanex Common Stock on the New York Stock Exchange on the last trading day prior to the last payroll date preceding the Final Offering Period Ending Date.
Section 11.2 Incentive Awards.
(a) Quanex Assumption or Retention of Incentive Liability. Except as otherwise provided herein and as provided in the attached Schedule 11.2, effective as of the Distribution Time, Quanex shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations relating to any incentive awards that any Spinco Participant is eligible to receive under the Quanex Corporation Long Term Incentive Plan, Quanex Corporation Management Incentive Plan or Quanex Corporation 2006 Omnibus Incentive Plan. These amounts shall be paid to such Spinco Participants no later than 30 days following the Distribution Time.
(b) Special Bonus Provisions.
(i) Quanex Corporation Long Term Incentive Plan Bonuses. Effective as of the Distribution Time, all incentive awards granted to Quanex Participants and Spinco Participants under the Quanex Corporation Long Term Incentive Plan shall fully vest and be distributable; provided, however, that with respect to awards granted under such plan in December 2005, such awards shall be payable based on the target amounts provided in the award and pro-rated by rounding up to the next full year in accordance with the terms of the Plan.
(ii) Quanex Corporation Management Incentive Plan. Effective as of the Distribution Time, all incentive awards granted to Quanex or Spinco Participants who are or were employed in the corporate office of Quanex under the Quanex Corporation Management Incentive Plan shall fully vest and be distributable; provided, however, that the following rules shall apply:
(1) RONA Awards. With respect to RONA awards granted under such plan to Quanex or Spinco Participants who are or were employed in the corporate office of Quanex, such Participants shall be paid an amount under the award, if any, for the portion of the plan year prior to the Distribution Date based on year-to-date results and forecast for the remainder of the year, to be based on year-to-date eligible wages.

(2) Non-RONA Awards. With respect to non-RONA awards granted under such plan to Quanex or Spinco Participants who are or were employed in the corporate office of Quanex, such Spinco Participant shall be paid an amount under the award, if any, for the portion of the plan year prior to the Distribution Date based on year-to-date results and year-to-date eligible wages; provided, however, that in those instances where a formula requires a full year, the calculation shall be conducted using year-to-date results and forecast for the remainder of the year.
(iii) Quanex Corporation 2006 Omnibus Incentive Plan. Effective as of the Distribution Time, all annual incentive awards or performance unit awards granted to Quanex and Spinco Participants under the Quanex Corporation 2006 Omnibus Incentive Plan shall fully vest and be distributable; provided, however, that the following rules shall apply:
(1) Annual Incentive Awards. With respect to annual incentive awards granted under the Quanex Corporation 2006 Omnibus Incentive Plan to Quanex Participants or Spinco Participants who are officers or division presidents, such Participant shall be paid an amount under the award, if any, for the portion of the plan year prior to the Distribution Date based on year-to-date results and forecast for the remainder of the year, to be paid based on year-to-date eligible wages.
(2) Performance Unit Awards. With respect to performance unit awards granted under the Quanex Corporation 2006 Omnibus Incentive Plan to Spinco Participants and Quanex Participants, such Participant shall be paid an amount under the award, if any, based on the target value of the performance unit and pro-rated by rounding up to the next full year in accordance with the terms of the Plan.
(c) Time of Payment. Any payments distributable under this Section 11.2 shall be paid no later than thirty days after the Closing.
Section 11.3 Severance Plans.
(a) Establishment of Spinco Severance Plans. Effective as of the Distribution Time, Spinco shall take all steps necessary to establish a severance plan(s), which shall provide severance benefits in such amounts and to such employees as set forth in the Quanex Severance Plan (such Spinco severance plan(s) referred to herein as the “Spinco Severance Plans”).
(b) Assumption of Severance and Retention Liabilities. Effective as of the Distribution Time, Spinco shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any severance or retention benefit to which a Spinco Employee is entitled under a Quanex Severance Plan or retention or severance agreement as of the Distribution Time. Likewise, Quanex shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any severance or retention benefit to which a Quanex Employee is entitled under a Quanex Severance Plan or severance or retention agreement.

Section 11.4 Director, Officer and Key Man Life Insurance.
Effective as of the Distribution Time, to the extent permitted under the policies, Spinco shall assume and maintain the life insurance policies applicable to Spinco Employees and Spinco Directors listed on Schedule 11.4, and Quanex shall have no further obligations under such policies. Except as provided in the first sentence of this Section, Quanex shall retain all director-owned and company-paid life insurance and current and former executive officer life insurance policies as listed on Schedule 11.4.
Section 11.5 Quanex Vacation Policy.
Effective as of the Distribution Time, Spinco shall assume all Liability with respect to any vacation which has accrued, in respect of the calendar year in which the Distribution Time occurs and the calendar year following the calendar year in which the Distribution Time occurs for those locations where vacation is accrued a year in advance, for the benefit of any Spinco Employee as of the Distribution Time under the Quanex Vacation Policy.
Section 11.6 Sections 162(m)/409A.
Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), the parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income Tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is not limited by reason of section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a tax under section 409A of the Code.
Section 11.7 Payroll Taxes and Forms W-2
Pursuant to Section 5 of Revenue Procedure 2004-53, Spinco assumes Quanex’s or a member of the Quanex’s Group’s respective obligations to furnish Forms W-2 to Spinco Employees for the calendar year in which the Distribution Time occurs. Quanex shall provide Spinco with any information relating to periods ending at the Distribution Time necessary for Spinco to prepare and distribute Forms W-2 to Spinco Employees for the calendar year in which the Distribution Time occurs, which Forms W-2 will include all remuneration earned by Spinco Employees from Quanex or a member of the Quanex Group and Spinco during such year, and Spinco will prepare and distribute such forms.

ARTICLE XII
GENERAL
Section 12.1 Approval by Quanex As Sole Stockholder.
Effective as of the Distribution Time, Spinco shall have adopted the Spinco Plans in order to provide the benefits contemplated herein. The Spinco Plans shall be approved prior to the Distribution by Quanex as Spinco’s sole shareholder.
Section 12.2 Sharing of Employee Information.
Quanex and Spinco and their respective authorized agents shall, subject to and in compliance with all applicable laws regarding confidentiality, including but not limited to HIPAA, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for implementation of this Agreement. Any information shared or exchanged pursuant to this Agreement shall be subject to all applicable confidentiality laws as well as the confidentiality requirements set forth in the Distribution Agreement. The parties also hereby agree to enter into any business associate agreements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.
Section 12.3 Reasonable Efforts/Cooperation.
Each of the parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including adopting plans or plan amendments. Each of the parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL or any other filing, consent or approval with respect to or by a governmental entity
Section 12.4 Employer Rights.
Nothing in this Agreement shall prohibit Spinco or any Spinco Affiliate from amending, modifying or terminating any Spinco Plan at any time within its sole discretion. In addition, nothing in this Agreement shall prohibit Quanex or any Quanex Affiliate from amending, modifying or terminating any Quanex Plan at any time within its sole discretion.
Section 12.5 Effect on Employment.
Except as expressly provided in this Agreement, the occurrence of the Distribution alone shall not cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the Quanex Plans. Furthermore, nothing in this Agreement is intended to confer upon any employee or former employee of Quanex, Spinco or any of their respective Affiliates any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave, except as provided in any applicable collective bargaining agreement.

Section 12.6 Consent Of Third Parties.
If any provision of this Agreement is dependent on the Consent of any third party and such consent is withheld, the parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner.
Section 12.7 Access To Employees.
Following the Distribution Time, Quanex and Spinco shall, or shall cause each of their respective Affiliates to, make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative action (other than a legal action between Quanex and Spinco) to which any employee, director or Benefit Plan of the Quanex Group or Spinco Group is a party and which relates to their respective Benefit Plans prior to the Distribution Time. The Party to whom an employee is made available in accordance with this Section 12.7 shall pay or reimburse the other Party for all reasonable expenses which may be incurred by such employee in connection therewith, including all reasonable travel, lodging, and meal expenses, but excluding any amount for such employee’s time spent in connection therewith.
Section 12.8 Beneficiary Designation/Release Of Information/Right To Reimbursement.
To the extent permitted by applicable law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of information and rights to reimbursement made by or relating to Spinco Participants under Quanex Plans shall be transferred to and be in full force and effect under the corresponding Spinco Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant Spinco Participant.
Section 12.9 Effect if Distribution Does Not Occur.
Notwithstanding anything in this Agreement to the contrary, if the Distribution Agreement is terminated prior to the Distribution Time, then all actions and events that are, under this Agreement, to be taken or occur effective prior to, as of or following the Distribution Time, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed to in writing by Quanex and Spinco and neither party shall have any Liability or further obligation to the other party under this Agreement.
Section 12.10 Relationship of Parties.
Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

Section 12.11 Affiliates.
Each of Quanex and Spinco shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by each of their Affiliates, respectively.
Section 12.12 Survival.
This Agreement shall survive the Distribution Time.
Section 12.13 Notices.
Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be given in accordance with the provisions for giving notice under the Distribution Agreement.
Section 12.14 Interpretation.
The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
Section 12.15 Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of laws principles.
Section 12.16 Fiduciary Matters.
The parties acknowledge that actions required to be taken pursuant to the Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law. Neither party shall be deemed to be in violation of the Agreement if it fails to comply with any provision of the Agreement based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other party for any Liabilities caused by the failure to satisfy any such responsibility.
Section 12.17 Consent to Jurisdiction and Service of Process.
Each of the parties to this Agreement hereby irrevocably and unconditionally (i) agrees to be subject to, and hereby consents and submits to, the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, (ii) to the extent such party is not otherwise subject to service of process in the State of Delaware, hereby appoints the Corporation Trust Company as such party’s agent in the State of Delaware for acceptance of legal process and (iii) agrees that service made on any such agent set forth in (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 12.18 Waiver of Jury Trial.
Each of the parties hereto irrevocably and unconditionally waives all right to trial by jury in any litigation, claim, action, suit, arbitration, inquiry, proceeding, investigation or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.
Section 12.19 Force Majeure.
No party (or any Person acting on its behalf) shall have any Liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other party of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as reasonably practicable.
Section 12.20 Authorization.
Each of the parties hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any material agreement, instrument or order binding on such party.
Section 12.21 Specific Performance.
The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.
Section 12.22 Assignment.
Except as otherwise provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party without the prior written consent of the other party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, that, a party may assign this Agreement in connection with a merger transaction in which such party is not the surviving entity or the sale by such party of all or substantially all of its assets; and provided, further, that the surviving entity of such merger or the transferee of such assets shall agree in writing, reasonably satisfactory to the other parties, to be bound by the terms of this Agreement as if named as a “Party” hereto.

Section 12.23 Successors and Assigns/No Third Party Beneficiary.
This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. This Agreement is solely for the benefit of Quanex and Spinco and their respective subsidiaries, Affiliates, successors and assigns, and is not intended to confer upon any other Persons any rights or remedies hereunder.
Section 12.24 No Amendment of Plans.
Unless explicitly designated otherwise, no provision of this Agreement is intended to be an amendment of any Quanex Plan or Spinco Plan. If a person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to a Plan or another agreement, plan, program or document, and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively, thereby precluding it from having any amendatory effect.
Section 12.25 Amendment.
This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.
Section 12.26 Entire Agreement.
This Agreement, the Distribution Agreement, and each other ancillary agreement, including any annexes, schedules and exhibits hereto and thereto, as well as any other agreements and documents referred to herein and therein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. If there is any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail.
Section 12.27 Severability.
If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.
Section 12.28 Exhibits and Schedules.
The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 12.29 Waivers.
The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party’s right to demand strict performance thereafter of that or any other provision hereof.
Section 12.30 Termination.
Notwithstanding any provision hereof, following termination of the Distribution Agreement, this Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Time by and in the sole discretion of the Board of Directors of Quanex. In the event of such termination, no party hereto or to any other Transaction Agreement shall have any Liability to any Person by reason of this Agreement or any other Transaction Agreement.
Section 12.31 Counterparts.
This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 12.32 Construction.
The parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed as of the day and year first above written.

Quanex Corporation
By:	/s/ Thomas M. Walker
	Name:	Thomas M. Walker
	Title:	Senior Vice President-Finance and Chief Financial Officer

Quanex Building Products LLC
By:	/s/ Kevin P. Delaney
	Name:	Kevin P. Delaney
	Title:	Senior Vice President-General Counsel and Secretary

Quanex Building Products Corporation
By:	/s/ Kevin P. Delaney
	Name:	Kevin P. Delaney
	Title:	Senior Vice President-General Counsel and Secretary

 Signature Page—Employee Matters Agreement